DocuSign Envelope ID: 893B974F-5164-439F-85D3-C62293D6271B

FOURTH AMENDMENT TO LEASE

(Bloom Energy Corporation - 4353 North First Street)

THIS FOURTH AMENDMENT TO LEASE ("**Amendment**") is dated effective and for identification purposes as of October 20, 2021, and is made by and between SPUS9 237 AT FIRST STREET, LP, a Delaware limited partnership ("**Landlord**"), and BLOOM ENERGY CORPORATION, a Delaware corporation ("**Tenant**").

RECITALS:

WHEREAS, Landlord's predecessor-in-interest, 237 North First Street Holdings, LLC, a Delaware limited liability company, as Landlord, and Tenant, as Tenant, entered into that certain Net Lease Agreement dated April 4, 2018 (the "**Original Lease**"), as amended by that certain First Amendment to Net Lease Agreement dated April 18, 2018 (the "**First Amendment**"), that Second Amendment to Net Lease Agreement dated June 24, 2019 (the "**Second Amendment**"), and that Third Amendment to Lease dated June 6, 2021 (the "**Third Amendment**") (collectively, the "**Lease**"), pertaining to the premises currently comprised of a total of approximately 149,918 rentable square feet of space located on a portion of the first (1st) floor, and the entirety of the second (2nd), fourth (4th), fifth (5th), and sixth (6th) floors, of 4353 North First Street, San Jose, California ("**Building**"); and

WHEREAS, pursuant to the Third Amendment to Lease, Tenant expanded its original Premises by 47,123 RSF on a portion of the first floor of the Building and the entirety of the second floor of the Building, bringing the total RSF of the Premises to 149,918 RSF.

WHEREAS, Landlord and Tenant desire to enter into this Amendment to further expand the Premises and provide for certain other matters as more fully set forth herein;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties agree that the Lease shall be amended in accordance with the terms and conditions set forth below.

1. **<u>Definitions</u>.** The capitalized terms used herein shall have the same definitions as set forth in the Lease, unless otherwise defined herein.

2. **<u>Expansion</u>.**

(a) <u>Third Floor Expansion Premises</u>. The term "**Third Floor Expansion Premises**" is hereby defined to be and to mean the entirety of the third (3rd) floor of the Building consisting of approximately 32,799 rentable square feet of space, (which is the final agreement of the parties and not subject to adjustment), as outlined on **<u>Exhibit A</u>**, attached hereto and incorporated herein by this reference. Accordingly, effective as of the Third Floor Expansion Commencement Date, the Premises, as expanded, shall be deemed to consist of a collective total of approximately 182,717 rentable square feet of space.

(b) <u>Delivery; Third Floor Expansion Commencement Date</u>. Landlord shall deliver the Third Floor Expansion Premises to Tenant on the date that is one (1) business day after full execution and delivery of this Amendment (the "**Third Floor Delivery Date**"). From and after the Third Floor Delivery Date, Tenant shall be allowed to enter the Third Floor Expansion Premises for purposes of constructing the Tenant Improvements contemplated by Section 6 below. Such early entry onto the Third Floor Expansion Premises shall be subject to the terms and conditions of the Lease, as hereby amended, except that, subject to the Base Rent abatement contingencies set forth below, Tenant shall not be required to pay (i) Base Rent ans

DocuSign Envelope ID: 893B974F-5164-439F-85D3-C62293D6271 B / for the Third Floor Expansion Premises prior to October 1, 2022; or (ii) Tenant's Proportionate Share of Operating Expenses for the Third · Floor Expansion Premises prior to January 1, 2022. The term "Third Floor Expansion Commencement Date" is hereby defined to be and to mean January 1, 2022. (c) Expansion Term. The term "Third Floor Expansion Term" is hereby defined to be and to mean that period of time commencing on the Third Floor Expansion Commencement Date and expiring contemporaneously with the Lease on July 31, 2031. (d) Acceptance. Effective on the Third Floor Expansion Commencement Date, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, on the terms and conditions set forth in the Lease and herein, the Third Floor Expansion Premises. Tenant shall accept the Third Floor Expansion Premises in its present "as is" condition, except for the performance of Landlord's Work (as defined in Section 6 and the Work Letter below). 4. Base Rent. During the adjusted and Expansion Term, Tenant shall pay to Landlord Base Rent for the original Premises, the Expansion Premises (as defined in Section 3(a) of the Third Amendment), and the Third Floor Expansion Premises as follows: ORIGINAL PREMISES (102,795 RSF) 08/01 /21 - 12/31 /21 01 /01 /22 - 12/31/22 01 /01 /23 - 12/31 /23 01 10 I /24 - 12/3 I /24 01 /01 /25 - 12/31 /25 01 /01 /26 - 12/31 /26 01 /01 /27 - 12/31 /27 01 /01 /28 - 12/31/28 01 /01 /29 - 05/31 /29 06/01 /29 - 07/31 /29 08/01 /29 - 07/31 /30 08/01/30 - 07 /31 /3 1 Base Rent $/RSF/Mo. $2.92 $3.01 $3.IO $3.19 $3.28 $3.38 $3.48 $3.59 $4.00 $4.00 $4. i2 $4.24 Regular Base Rent $299,901.85 $308,898.91 $318,165.88 $327,710.86 $337,542.19 $347,668.46 $358,098.51 $368,841.47 $ 0.00 I $411,180.00 $423,515.40 $435,850.80 Monthly Amortized Allowance Repayment 2 $25,804.26 $25,804.26 $25,804.26 $25,804.26 $25,804.26 $25,804.26 . $25,804.26 $25,804.26 $ 0.00 $ 0.00 $ 0.00 $ 0.00 EXPANSION PREMISES (79,922 RSF) 3 08/01 /21 - 05/31 /22 06/0 1 /22 - 07 /3 1 /22 08/01 /22 - 09/30/22 1 0/0 I /22 - 07 /31/23 08/01 /23 - 07 /3 1 /24 08/0 I /24 - 07 /3 1 /25 08/01 /25 - 07 /3 I /26 08/01 /26 - 07/31 /27 08/01 /27 - 07 /31 /28 08/01 /28 ;- 07131129 Rate/RSF/Mo. $3.25 $3.25 $3.35 $3.35 $3.45 $3.55 $3.66 $3.77 $3.88 $4.00 Total Monthly Base Rent $ 0.00 I $153,149.75 1•4 $157,862.05 4 $267,738.70 $275,730.90 $283,723.10 $292,514.52 $301,305.94 $310,097.36 $319,688.00 Total Monthly Base Rent $325,706.11 $334,703.17 $343,970.14 $353,515.12 $363,346.45 $373,472.72 $383,902.77 $394,645.73 $ 0.00 I $411,180.00 $423,515.40 $435,850.80

DocuSign Envelope ID: 893B974F-5164-439F-85D3-C62293D6271 B 08/01 /29 - 07/31/30 08/0 I /30 - 07 /31 /3 I $4.12 $4.24 $329,278.64 $338,869.28 1 Such abatement shall apply solely to payment of the monthly installments of Base Rent for the Third Floor Expansion Premises and shall not be applicable to any other charges, expenses or costs payable by Tenant under the Lease or this Amendment, including, without limitation, Tenant's obligation to pay Tenant's percentage share of Operating Expenses. Landlord and Tenant agree that the abatement of Base Rent contained in this Section is conditional so long as no Default by Tenant occurs during the Expansion Term. In the event a Default by Tenant occurs during Expansion Term, and Landlord terminates this Lease or Tenant's possession as a result thereof pursuant to Paragraph 14.1 of the Original Lease, then the unamortized portion of the abated Base Rent (which abated Base Rent for the initial Expansion Premises under the Third Amendment shall be amortized over the one hundred twenty-five (125) month period comprising the Expansion Term, and for the Third Floor Expansion Premises shall be amortized over the one hundred fifteen (115) months of the Third Floor Expansion Term) shall become immediately due and payable following receipt of written demand of Landlord, and Landlord shall be entitled to include such unamortized portion of the abated Base Rent in the amount of rentals that it is otherwise entitled to recover from Tenant under Article 14 of the Original Lease. 2 See Second Amendment to Lease for additional details regarding repayment of the Additional Improvement Allowance. 3 As used in the table of Base Rent, "Expansion Premises" shall mean both the Expansion Premises as defined in the Third Amendment to Lease, and the Third Floor Expansion Premises as defined herein. 4 For the period June I, 2022 until September 30, 2022, Tenant shall pay Base Rent only on the original Premises and the Expansion Premises (as defined in Section 3(a) of the Third Amendment to Lease). Except as otherwise expressly set forth herein, Base Rent shall be payable pursuant to the terms and conditions of Section 4 of the Original Lease. 5. Tenant's Percentage Share. Beginning on the Expansion Commencement Date (as defined in the Third Amendment), Tenant's percentage share, as defined in Paragraph 1.12 of the Summary of Lease Provisions and Section 5 of the First Amendment, shall be increased from 56. 78% to 82.81%. Beginning on the Third Floor Expansion Commencement Date, Tenant's percentage share shall be increased from 82.81% to 100%. 6. Tenant Improvements. Subject to the terms and conditions of the Work Letter attached hereto as Exhibit B and incorporated by reference herein (the "Work Letter"), Tenant shall accept the Expansion Premises (as defined in the Third Amendment), and the Third Floor Expansion Premises in their present "as-is" and "where-is" condition. Pursuant to the Work Letter, Tenant shall construct certain "Tenant Improvements" (as defined in Section 3 of the Work Letter) in the Expansion Premises and the Third Floor Expansion Premises. For avoidance of doubt, (i) the Work Letter attached hereto as Exhibit B shall apply to Tenant's construction of both the Expansion Premises and the Third Floor Expansion Premises, and (ii) Tenant shall not be obligated to remove any component of the Tenant Improvements installed in the Expansion Premises or Third Floor Expansion Premises upon the expiration or earlier termination of the Lease unless (i) such component of Tenant Improvements constitutes "Specialty Alterations" as defined in Paragraph 13.1 of the Original Lease; and (ii) Landlord so notifies Tenant in writing at the time that Tenant requests Landlord's approval of the final Drawings (as defined in Section 5 of the Work Letter, for the Tenant Improvements. To the extent Tenant is required to remove any component of the Tenant Improvements comprising Specialty Alterations pursuant to the foregoing sentence, Tenant shall repair any damage caused by such removal.

DocuSign Envelope ID: 893B974F-5164-439F-85D3-C62293D6271 B 7. Signage. Tenant shall continue to have the signage rights as set forth in Section 7 of the Third Amendment. 8. Security Deposit. The Security Deposit set forth in the Lease is hereby increased from $568,643.00 to $707,710.26. Accordingly, Tenant shall pay the difference of $139,067.76 to Landlord contemporaneously with Tenant's execution of this Amendment. 9. Brokers. Landlord and Tenant hereby represent and warrant to the other party that it has not dealt with any real estate brokers or leasing agents in the negotiation or execution of this Amendment other than CBRE, Inc., as the real estate broker or leasing agent representing Landlord, and Jones Lang Lasalle, as the real estate broker or leasing agent representing Tenant (collectively, "Brokers"). No commissions are payable to any party claiming through Tenant as a result of the consummation of the transaction contemplated by this Amendment, except to Brokers, if applicable, which commission, if applicable, shall be paid by Landlord. Landlord and Tenant hereby agree to indemnify and hold the other harmless from any and all loss, costs, damages or expenses, including, without limitation, all attorneys' fees and disbursements by reason of any claim of or liability to any other broker, agent, entity or person claiming through Landlord or Tenant (other than Brokers) and arising out of or in connection with the negotiation and execution of this Amendment. 11. Governing Law. This Amendment is governed by federal law, including without limitation the Electronic Signatures in Global and National Commerce Act (15 U.S.C. §§ 7001 et seq.) and, to the extent that state law applies, the laws of the State of California without regard to its conflicts of law rules. 12. Counterparts; Electronic Signatures. This Amendment maybe executed in counterparts, including both counterparts that are executed on paper and counterparts that are in the form of electronic records and are executed electronically. An electronic signature means any electronic sound, symbol or process attached to or logically associated with a record and executed and adopted by a party with the intent to sign such record, including facsimile or e-mail electronic signatures. All executed counterparts shall constitute one agreement, and each counterpart shall be deemed an original. The parties hereby acknowledge and agree that electronic records and electronic signatures, as well as facsimile signatures, may be used in connection with the execution of this Amendment and electronic signatures, facsimile signatures or signatures transmitted by electronic mail in so-called pdf format shall be legal and binding and shall have the same full force and effect as if a paper original of this Amendment had been delivered and had been signed using a handwritten signature. Landlord and Tenant (i) agree that an electronic signature, whether digital or encrypted, of a party to this Amendment is intended to authenticate this writing and to have the same force and effect as a manual signature, (ii) intend to be bound by the signatures (whether original, faxed or electronic) on any document sent or delivered by facsimile, electronic mail or other electronic means, (iii) are aware that the other party will rely on such signatures, and (iv) hereby waive any defenses to the enforcement of the terms of this Amendment based on the foregoing forms of signature. If this Amendment has been executed by electronic signature, all parties executing this document are expressly consenting under the Electronic Signatures in Global and National Commerce Act ("E SIGN"), and Uniform Electronic Transactions Act ("UET A"), that a signature by fax, email or other electronic means shall constitute an Electronic Signature to an Electronic Record under both E-SIGN and · UETA with respect to this specific transaction. 13. Amendments. The Lease may only be amended by a writing signed by the parties hereto, or by an electronic record that has been electronically signed by the parties hereto and has been rendered tamper-evident as part of the signing process. The exchange of email or other electronic communications

DocuSign Envelope ID: 893B974F-5164-439F-85D3-C62293D6271B

discussing an amendment to the Lease, even if such communications are signed, does not constitute a signed electronic record agreeing to such an amendment.

14. **Miscellaneous.** With the exception of those matters set forth in this Amendment, Tenant's leasing of the Premises shall be subject to all terms, covenants and conditions of the Lease. In the event of any express conflict or inconsistency between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall control and govern. Except as expressly modified by this Amendment, all other terms and conditions of the Lease are hereby ratified and affirmed. The parties acknowledge that the Lease is a valid and enforceable agreement and that Tenant holds no claims against Landlord or its agents which might serve as the basis of any other set-off against accruing rent and other charges or any other remedy at law or in equity.

IN WITNESS WHEREOF, the foregoing Fourth Amendment to Lease is dated effective as of the date and year first written above.

LANDLORD:
SPUS9 237 AT FIRST STREET, LP,
a Delaware limited partnership

DocuSigned by:
By: Brian Ma
Name: Brian Ma
Title: Authorized Signatory
Date: 11/1/2021

DocuSigned by:
By: Diann Hsueh
Name: Diann Hsueh
Title: Authorized Signatory
Date: 11/1/2021

TENANT:
BLOOM ENERGY CORPORATION,
a Delaware corporation

By: [signature]
Name: Greg Cameron
Title: CFO
Date: 11/1/2021

DocuSign Envelope ID: 893B974F-5164-439F-85D3-C62293D6271 B EXHIBIT A THIRD FLOOR EXPANSION PREMISES [to be attached]

DocuSign Envelope ID: 893B974F-5164-439F-85D3-C62293D6271 B EXHIBIT B WORK LETTER This is the Work Letter referred to in and specifically made a part of the Amendment to which this Exhibit Bis annexed, covering the Expansion Premises (as defined in the Third Amendment) and the Third Floor Expansion Premises (hereinafter.referred to as the "Premises"), as more particularly described in the Amendment. For the avoidance of doubt, the Work Letter attached as Exhibit B to the Third Amendment is hereby deleted in its entirety and replaced with this Exhibit B. With respect to the construction of the Expansion Premises and Third Floor Expansion Premises, Landlord and Tenant agree as follows: 1. Defined Terms. The following defined terms shall have the meaning set forth below and, unless provided to the contrary herein, the remaining defined terms shall have the meaning set forth in the Lease: Landlord's Representative: Tenant's Representative: Allowance: Landlord shall designate a Landlord's Representative as its sole representative with respect to the matters set forth in this Work Letter, who shall have full authority and responsibility to act on behalf of Landlord as required in this Work Letter. Landlord shall not change Landlord's Representative except upon notice to Tenant's Representative. Tenant acknowledges that neither Tenant's architect nor any contractor engaged by Tenant is Landlord's agent and neither entity has authority to enter into agreements on Landlord's behalf or otherwise bind Landlord. Tenant shall designate a Tenant's Representative as its representative with respect to the matters set forth in this Work Letter, who shall have full authority and responsibility to act on behalf of Tenant as required in this Work Letter. Tenant shall not change Tenant' s Representative except upon prior written notice to Landlord 's Representative. Landlord acknowledges that neither Landlord's architect nor any contractor engaged by Landlord is Tenant's agent and neither entity has authority to enter into agreements on Tenant's behalf or otherwise bind Tenant. The lesser of (a) Five Million One Hundred Eighty-Five Thousand Five Hundred Seventy-Five and No/I 00ths Dollars ($5,185,575.00) (i.e., $30.00 per RSF in the first (1st) floor Expansion Premises, plus $100.00 per RSF in the second (2nd) floor Expansion Premises), plus $45.00 per RSF in the Third Floor Expansion Premises, or (b) the actual cost of Tenant's Work, as defined below. Any portion of the Allowance not used and a request therefor submitted in writing to Landlord ' s Representative on or before the Allowance Expiration Deadline shall be deemed to be forfeited by Tenant. Construction Management Fee: Tenant will pay to Landlord a fixed fee of (i) Twenty Thousand and No/I 00 Dollars ($20,000) for Landlord's costs resulting from Landlord's review of the Plans, construction management costs, use of facilities and other such costs ("Landlord Costs") incurred by Landlord as a result of Tenant's Work on the First Floor Expansion Premises and the Second Floor Expansion Premises; and (ii) Ten Thousand and No/ 100 Dollars ($10,000.00) resulting from Landlord Costs incurred by Landlord as a result of Tenant's Work on the Third Floor Expansion Premises.

DocuSign Envelope ID: 893B974F-5164-439F-85D3-C62293D6271 B General Contractor: To be selected by Tenant and reasonably approved by Landlord. 2. Landlord's Work. Tenant accepts the Premises in its current "AS IS" condition and acknowledges that Landlord shall have no obligation to do any work in or on the Premises to render it ready for Tenant's use or occupancy, except that Landlord shall (i) modify the paint/decor of the wall in the elevator lobbies in the original Premises to match the paint/decor of the wall of the elevator lobby of the third (3rd) floor of the Building, and (ii) deliver t.he Third Floor Expansion Premises with the HY AC, mechanical, electrical, and plumbing systems in good working condition as of the Third Floor Expansion Commencement Date ("Landlord's Work"). Landlord shall perform the Landlord's Work in compliance with all applicable law, in a good and workmanlike manner using new equipment (if any) and materials of good quality. Landlord shall use commercially good faith efforts to complete Landlord's Work within ninety (90) days after the Expansion Commencement Date. In performing the Landlord's Work, Landlord shall use commercially reasonable efforts to minimize interference with Tenant' s use of and access to the original Premises, Expansion Premises, and the Third Floor Expansion Premises. Within ten ( I 0) days after Landlord's completion of the Landlord's Work in each elevator lobby, the Expansion Premises, and the Third Floor Expansion Premises, respectively, Tenant shall have the right to submit a written "punch list" to Landlord, setting forth any defective item of construction, and Landlord shall promptly cause such items to be corrected. 3. Tenant Improvements. The "Tenant Improvements" shall mean design costs, project management costs, demolition and /or installation of the interior walls, partitions, doors, door hardware, wall coverings, wall base, counters, lighting fixtures, electrical and telephone wiring, cabling for computers, metering and outlets, ceilings, floor and window coverings, HY AC system, fire sprinklers system, and other items of general applicability that Tenant desires to be installed in the interior of the Premises. Tenant shall promptly commence and diligently prosecute to full completion .Tenant's Work in accordance with the Drawings. The parties agree that no demolition work or other Tenant's Work shall be commenced on the Premises until such time as Tenant's Representative has provided to Landlord's Representative copies of the demolition and building permits required to be obtained from all applicable governmental authorities and all other conditions precedent have been fully satisfied. All materials, work, installations, equipment and decorations of any nature whatsoever brought on or installed in the Premises during the Term shall be at Tenant's risk, and neither Landlord nor any party acting on Landlord's behalf shall be responsible for any damage thereto or loss or destruction thereof due to any reason or cause whatsoever, excluding by reason of Landlord's gross negligence or willful or criminal misconduct, or that of its agents, employees or contractors. 4. Drawings. Tenant shall engage and pay for the services of a licensed architect to prepare a space .layout, drawings and specifications for all Tenant Improvements (the "Drawings"), which architect shall be subject to Landlord's Representative's approval, which shall not be unreasonably withheld, conditioned or delayed (the "Architect"). Tenant's Representative shall devote such time in consultation with the Architect as reasonably shall be necessary to enable the Architect to develop complete and detailed architectural, mechanical and engineering drawings and specifications, as necessary, for the construction of Tenant Improvements, showing thereon all Tenant Improvements. Tenant hereby acknowledges and agrees that it is Tenant's sole and exclusive responsibility to cause the Premises and the Drawings to comply with all applicable laws, including the Americans with Disabilities Act and other ordinances, orders, rules, regulations and requirements of all governmental authorities having jurisdiction thereof. 5. Landlord's Approval. On or before the applicable Time Limit set forth below, Tenant' s Representative shall submit to Landlord's Representative an electronic PDF copy, electronic CAD copy and hard copy of the complete and final Drawings for Tenant Improvements. The Drawings shall be subject to the approval of Landlord's Representative, which approval shall not be unreasonably withheld, conditioned, or delayed. If Landlord's Representative should disapprove such Drawings, Landlord's

DocuSign Envelope ID: 893B974F-5164-439F-85D3-C62293D6271 B Representative shall specify to Tenant's Representative the reasons for its disapproval and Tenant's Representative shall cause the same to be revised to meet the mutual reasonable satisfaction of Landlord's Representative and shall resubmit the same to Landlord's Representative, as so revised, on or before the applicable Time Limit set forth below. 6. Changes. Tenant's Representative may request reasonable changes in the Drawings; provided, however, that (a) no change shall be made to the Drawings without Landlord's Representative's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed; (b) no such request shall effect any structural change in the Building or otherwise render the Premises or Building in violation of applicable laws; (c) Tenant shall pay any additional costs required to implement such change, including, without limitation, loss ofrents, architecture and other consultant fees, and increases in construction costs; and (d) such requests shall constitute an agreement by Tenant to any delay in completion caused by Landlord's reviewing, and processing such change. If Tenant's Representative requests or causes any change, addition or deletion to the Premises to be necessary after approval of the Drawings, a request for the change shall be submitted to Landlord's Representative, accompanied by revised plans prepared by the Architect, all at Tenant's sole expense. 7. Tenant's Work. It is understood and agreed by the parties that, as hereinafter set forth, Tenant has elected to retain a general contractor and arrange for the construction and installation of Tenant Improvements itself in a good and workmanlike manner by labor union contractors and subcontractors ("Tenant's Work"). On or before the applicable Time Limit set forth below, Tenant's Representative shall submit to Landlord's Representative the names of the general contractor, electrical, ventilation, plumbing and heating subcontractors (hereinafter "Major Subcontractors"), as applicable, for Landlord's Representative's approval, which approval shall not be unreasonably withheld, conditioned, or delayed. If Landlord's Representative shall reject any Major Subcontractor, Landlord's Representative shall advise Tenant's Representative of the reason(s) in writing and, Tenant's Representative shall choose another Major Subcontractor. Along with Tenant' s Representative' s notice of its Major Subcontractors, Tenant's Representative shall notify Landlord's Representative of its estimate of the total costs for Tenant's Work. If the final estimate of total costs exceeds the Allowance ("Excess Costs"), Tenant shall be solely responsible for payment of such Excess Costs. 8. Tenant's Construction of Tenant Improvements. (a) Payment; Liens. Tenant shall promptly pay any and all costs and expenses in connection with or arising out of the performance of Tenant Improvements and shall furnish to Landlord's Representative reasonable evidence of such payment within thirty (30) days after receipt of written request. Landlord's Representative shall post and serve notices of non-liability in accordance with applicable laws. In the event any lien is filed against the Building or any portion thereof or against Tenant's leasehold interest therein, the provisions of Paragraph 13 of the Original Lease shall apply. (b) Indemnity. Tenant shall indemnify, defend (with counsel reasonably satisfactory to Land- lord and Tenant) and hold Landlord harmless from and against any and all suits, claims, actions, loss, cost or expense (including claims for workers' compensation, attorneys' fees and costs) based on personal injury or property damage caused in, or contract claims (including, but not limited to claims for breach of warranty) arising from Tenant's Work. Tenant shall repair or replace (or, at Landlord's election, reimburse Landlord for the actual and reasonable cost of repairing or replacing) any portion of the Building or item of Landlord's equipment or any of Landlord's real or personal property damaged, lost or destroyed in the construction of Tenant Improvements. (c) Contractors. The Major Subcontractors employed by Tenant and any subcontractors thereof shall be (i) duly licensed in the state in which the Premises are located, and (ii) except as otherwise

DocuSign Envelope ID: 893B974F-5164-439F-85D3-C62293D6271 B approved herein, subject to Landlord's Representative's prior written approval, which approval shall not be unreasonably withheld, conditioned, or delayed. On or before ten (10) business days prior to the commencement of any construction activity in the Premises, Tenant and Tenant's contractors shall obtain and provide Landlord's Representative with certificates evidencing Workers' Compensation, public liability and property damage insurance in amounts and forms and with companies reasonably satisfactory to Landlord's Representative. If Landlord's Representative should disapprove such insurance, Landlord ' s Representative shall specify to Tenant's Representative the reasons for its disapproval within five (5) business days after delivery of such certificates. Tenant's agreement with its contractors shall require such contractors to provide daily clean up of the construction area to the extent such clean up is necessitated by the construction of Tenant Work, and to take reasonable steps to minimize interference with other tenants' use and occupancy of the Building. Nothing contained herein shall make or constitute Tenant as the agent of Landlord. Tenant and Tenant's contractors shall comply with any other reasonable rules, regulations or requirements that Landlord's Representative may impose. ( d) Use of Common Areas. During the construction period and installation of fixtures period, Tenant shall be allowed to use, at no cost to Tenant, a freight elevator for the purpose of hoisting materials, equipment and personnel to the Premises. Also during the construction period, Tenant shall ensure that the Building and all common areas and the Premises are kept in a clean and safe condition at all times. After hours construction activities by Tenant shall require reimbursement to Landlord for its actual and reasonable costs for after-hours supervision, which amount shall be in addition to the Construction Management Fee. Further, all construction activities shall be conducted so as to use reasonable efforts to minimize interference with the use and occupancy of the Building by the tenants thereof. Such entry shall be deemed to be under all the terms, covenants, provisions and conditions of the Lease. (e) Coordination. All work performed by Tenant shall be coordinated with Landlord's Representative. Tenant's Representative shall timely notify and invite Landlord's Representative to all construction meetings (with contractors, engineers, architects and others), and supply all documentation reasonably requested by Landlord's Representative. (t) Assumption of Risk. All materials, work, installations, equipment and decorations of any nature whatsoever brought on or installed in the Premises pursuant to the provisions of this Work Letter before the commencement of-the Term or throughout the Term shall be at Tenant's risk, and neither Landlord nor any party acting on Landlord's behalf shall be responsible for any damage thereto or loss or destruction thereof due to any reason or cause whatsoever, excluding by reason of Landlord or such other party's gross negligence or willful or criminal misconduct. 9. Time Limits. The following maximum time limits and periods shall be allowed for the first and second floor for the indicated matters: Tenant's Representative submits Drawings to Landlord's Representative for review and approval. Landlord' s Representative notifies Tenant's Representative and the Architect of its approval of the Drawings with any required changes in detail. Time Limit No later January 31, 2022 for the first and second floors and June 30, 2022 for the third floor On or before 10 business days after the date of Landlord's Representative's receipt of the Drawings.

DocuSign Envelope ID: 893B974F-5164-439F-85D3-C62293D6271 B Tenant's Representative notifies Landlord's Representative of its selection of major subcontrac tors. Landlord's Representative approves/disapproves Tenant's major subcontractors. If applicable, Landlord's Representative and Tenant's Representative mutually approve the final revised list of major subcontractors. If applicable, Landlord's Representative and Tenant's Representative mutually approve the final revised Drawings. Tenant's Representative submits Drawings for building permit, if applicable. Allowance Expiration Deadline On or before IO business days after the date of that Tenant submits the Drawings to Landlord for approval. On or before 5 business days after the date of Landlord's Representative's receipt of the list of major subcontractors. On or before 5 business days after the date of Landlord's Representative's receipt of a revised list of major subcontractors. On or before 5 business days after the date of Landlord's Representative's receipt of revised Drawings. No later than ten (10) business days after the date Tenant's Representative and Landlord's Representative mutually approve the final, revised Drawings. For the first and second floor Expansion Premises: December 31, 2022 For the Third Floor Expansion Premises: June 30, 2023 Except as may be otherwise specifically provided for herein, in all instances where either Tenant's Representative's or Landlord's Representative's approval is required, ifno written notice of disapproval is given within the applicable Time Limit, at the end of such period the applicable party shall be deemed to have withheld its approval and the next succeeding time period shall commence. Any delay in any of the foregoing dates (including any "re-do", continuation or abatement of any item due to Tenant's Representative's or Landlord' s Representative's disapproval thereof) shall automatically delay all subsequent deadlines by a like amount of time. 10. Allowance. Landlord shall contribute an amount not to exceed the Allowance to the cost of the Tenant's Work, including, without limitation, all costs associated with the Tenant Improvements as defined in Section 3 above, including all permits, licenses and construction fees. If the final costs for Tenant's Work exceed the Allowance, those Excess Costs shall be paid by Tenant. Provided the Lease is in full force and effect and Tenant is not in Default hereunder beyond any applicable notice and grace period, Landlord shall pay the Allowance to Tenant consistent with the terms and conditions of this Section. After Tenant's Work is Substantially Complete (as provided under Section 11 hereof), Tenant's Representative shall submit to Landlord's Representative a request in writing for the Allowance which request shall include: (a) "as-built" drawings showing all of Tenant Improvements, (b) a detailed breakdown of Tenant's final and total construction costs, together with receipted invoices showing payment thereof, (c) a certified, written statement from the Architect that all of Tenant Improvements has been completed in accordance with the Drawings, (d) all required AIA forms, supporting final lien waivers, and releases executed by the Architect, General Contractor, the Major Subcontractors and all subcontractors and suppliers in connection with Tenant Improvements, ( e) a copy of a certificate of occupancy or amended certificate of occupancy required

DocuSign Envelope ID: 893B974F-5164-439F-85D3-C62293D6271 B with respect to the Premises, if applicable, together with all licenses, certificates, permits and other government authorizations necessary in connection with Tenant Improvements, and (t) proof reasonably satisfactory to Landlord's Representative that Tenant has complied with all of the conditions set forth in this Work Letter and has satisfactorily completed Tenant Improvements, including, at Landlord's Representative's option, a certificate from the Generai Contractor and Architect after inspection of Tenant Improvements ("Draw Request"). Within thirty (30) days after Landlord's Representative's receipt and approval of the Draw Request, Landlord shall pay to Tenant all or so much of the Allowance, less the Construction Management Fee, set forth in the Draw Request within thirty (30) days after receipt thereof. Any remaining balance of the Allowance not utilized by the applicable Allowance Expiration Deadline.set forth in Section 9 above shall be forfeited. 11. Failure to Disburse. If Landlord fails to timely pay or contribute any portion of the Allowance within thirty (30) days following Landlord's receipt of written notice from Tenant that such portion is past due and payable under the terms hereof, then the provisions of Paragraph 6( d) of Exhibit C to the Original Lease, "Failure to Disburse" shall apply. 12. Substantial Completion. The Tenant Improvements shall be deemed substantially complete when all work called for by the Drawings has been finished and the Premises is ready to be used and occupied by Tenant, even though minor items may remain to be installed, finished or corrected ("Substantial Completion Date" or the "Date of Substantial Completion"). Tenant shall cause the contractors to diligently complete any items of work not completed when the Premises are substantially complete. Substantial completion shall have occurred notwithstanding punch list items. UNDER NO CIRCUMSTANCES SHALL A DELAY IN THE SUBSTANTIAL COMPLETION DATE DELAY THE EXPANSION COMMENCEMENT DATE, RENT OR ANY OTHER APPLICABLE DATES OR OBLIGATIONS OF TENANT. 13. No Representations or Warranties. Notwithstanding anything to the contrary contained in the Lease or herein, Landlord's participation in the preparation of the Drawings, the cost estimates for Tenant and the construction of Tenant Improvements shall not constitute any representation or warranty, express or implied, that (i) the Drawings are in conformity with applicable governmental codes, regulations or rules, or (ii) the Tenant Improvements, if built in accordance with the Drawings, will be suitable for Tenant's intended purpose. Tenant acknowledges and agrees that Tenant Improvements are intended for use by Tenant and the specification and design requirements for such improvements are not within the special knowledge or experience of Landlord. Landlord's obligations shall be to review the Drawings; and any additional cost or expense required for the modification thereof to more adequately meet Tenant's use, whether during or after construction thereof, shall be borne entirely by Tenant, subject to application of the Allowance.